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                                                                    EXHIBIT 11

STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE


                                                 1997        1996         1995
                                                 ----        ----         ----
Computation of basic earnings per share

   Weighted average number of shares of
    common stock outstanding                   3,401,818   3,387,818    3,353,202
                                              ==========  ==========   ==========

Net income                                    $3,258,000  $5,095,000   $1,884,000
                                              ==========  ==========   ==========

Basic earnings per share                      $     0.96  $     1.50   $     0.56
                                              ==========  ==========   ==========

Computation of diluted earnings per share

   Weighted average number of shares of
    common stock outstanding                   3,401,818   3,387,818    3,353,202
   Dilutive stock options                        191,133     192,052      173,072
                                              ----------  ----------   ----------
                                               3,592,951   3,579,870    3,526,274
                                              ==========  ==========   ==========

Net income                                    $3,258,000  $5,095,000   $1,884,000
                                              ==========  ==========   ==========

Diluted earnings per share                    $     0.91  $     1.42   $     0.53
                                              ==========  ==========   ==========



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